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                                                                    Exhibit 10.2

                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN

1.  INTRODUCTION: PURPOSES

     (a) This Amended and Restated 1999 Equity Incentive Plan (the "1999 Plan" or "the Plan") amends and restates the 1999 Equity Incentive Plan of Project Software & Development, Inc. (the "Company") adopted on March 24, 1999. Options granted under the 1994 Incentive and Nonqualified Stock Option Plan shall continue to be governed by the terms of the 1994 Incentive and Nonqualified Stock Option Plan, as amended to date.

     (b) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Bonuses, (iv) rights to purchase Restricted Stock, (v) Stock Appreciation Rights, and (vi) other awards based upon the Company's Common Stock on such terms and conditions as the Board of Directors of the Company (the "Board") may determine.

     (c) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c) hereof, be either (i) Options granted pursuant to Sections 6 and 7 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) Stock Bonuses or rights to purchase restricted stock granted pursuant to Section 8 hereof, (iii) Stock Appreciation Rights granted pursuant to Section 9 hereof or
(iv) other stock based awards granted pursuant to Section 10 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and shall be in such form as required pursuant to Sections 6 and 7 hereof, and a separate certificate will be issued for shares purchased upon exercise of each type of Option.

2.  DEFINITIONS AND RULES OF INTERPRETATION

     (a) Definitions.

     For the purposes of the Plan, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          (i) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

          (ii) "Board" means the Board of Directors of the Company.

          (iii) "Change in Control" means the occurrence of any one of the following events:

             (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

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             (b) persons who constitute the Company's Board immediately prior to any tender offer, proxy contest, consent solicitation, business combination, merger or similar transaction cease to constitute at least a majority of the Board as a result of such tender offer, proxy contest, merger or similar transaction; or

             (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (iv) "Change in Stock" means any change in the Company Common Stock subject to the Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split, spin-off, split-up, spin-out, dividend in property other than cash, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company); provided however, that the conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company."

          (v) "Code" means the Internal Revenue Code of 1986, as amended.

          (vi) "Committee" means the Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

          (vii) "Company" means Project Software & Development, Inc. a corporation organized under the laws of Massachusetts.

          (viii) "Company Common Stock" means the common stock of the Company, par value $.01 per share

          (ix) "Concurrent Stock Appreciation Right" or "Concurrent Right" means a right granted pursuant to subsection 9(b)(ii) hereof.

          (x) "Consultant" means any person, including an advisor, engaged by the Company, or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include a Director acting solely in his capacity as such.

          (xi) "Continuous Status as an Employee or Consultant" means the employment or relationship as Consultant is not interrupted or terminated by the Company or any Affiliate. The Committee, in its sole discretion, may determine whether Continuous Status as an Employee, or Consultant shall be considered interrupted in the case of any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options and Stock Appreciation Rights appurtenant thereto, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (xii) "Director" means a member of the Board.

          (xiii) "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (xiv) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (xv) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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          (xvi) "Fair Market Value" means, the closing sales price as of the date of grant for Company Common Stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market or any similar organization or if Company Common Stock is listed on any national securities exchange, as quoted on such national securities exchange, as applicable, as reported in the Wall Street Journal or other source as the Board deems reliable, and if Company Common Stock is not traded on the Nasdaq National Market or any similar organization or on any national securities exchange, the value as determined in good faith by the Committee, based on the information available to it.

          (xvii) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (xviii) "Independent Stock Appreciation Right" or "Independent Right" means a right granted under subsection 9(b)(iii) hereof.

          (xix) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K (or any successor regulation of similar import) promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K (or any successor regulation of similar import), and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K (or any successor regulation of similar import); or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3 of the Exchange Act.

          (xx) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (xxi) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (xxii) "Option" means a stock option granted pursuant to the Plan.

          (xxiii) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

          (xxiv) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

          (xxv) "Outside Director" means for any given date of grant a Director who either (i) is not then a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation from the Company or such affiliated corporation for prior services (other than benefits under a tax qualified pension plan) during the then current taxable year, was not an officer of the Company or an "affiliated corporation" at any time (other than as its Clerk or Assistant Clerk), and is not then currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, and (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          (xxvi) "Plan" or "1999 Plan" mean this 1999 Equity Incentive Plan.

          (xxvii) "Plan Year" means the calendar year.

          (xxiii) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

          (xxix) "Securities Act" means the Securities Act of 1933, as amended.

          (xxx) "Stock Appreciation Right" means any of the various types of rights which may be granted under Section 9 hereof.

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          (xxxi) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

          (xxxii)"Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

          (xxxiii) "Stock Bonus" means any stock bonus of the type which may be granted under Section 8 hereof.

          (xxxiv) "Tandem Stock Appreciation Right" or "Tandem Right" means a right granted under subsection 9(b)(i) hereof.

     The foregoing terms are not the exclusive definitions as used in the Plan and reference is made to other capitalized terms defined in the context of their first use herein.

     (b) Rules of Interpretation.

          (i) The headings and subheadings used herein or in any Option or other instrument evidencing a Stock Award are solely for convenience of reference and shall not constitute a part of the Plan or such document or affect the meaning, construction or effect of any provision thereof.

          (ii) All definitions set forth herein shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender and visa versa, as the context may require. (iii) References to "including" means including without limiting the generality of any description preceding such term.

     (iv) Unless otherwise expressly stipulated, any reference in the Plan to any statute, act, regulation or specific provision thereof shall also extend to any amendment, restatement or other modification to such statute, act, regulation or specific provision thereof or any successor statute, act, regulation or provision of similar import.

     (v) Unless otherwise expressly provided, any reference in the Plan to any specific provision of any statute or act shall include any regulations promulgated thereunder from time to time and interpretations thereof as may be applicable to the Plan.

3.  ADMINISTRATION

     (a) Administration of the Plan shall be delegated to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Non-Employee Directors and Outside Directors. The Committee shall have, in connection with the administration of the Plan, the powers set forth in the Plan, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revisit in the Board the administration of the Plan. The Board shall have the authority to correct any defect, omission or inconsistency in the Plan and to amend the Plan as provided in Section 16. The Board shall have the authority to appoint the Committee and to fill any vacancy created on the Committee by reason of the death, resignation or removal of any member thereof by appointing an eligible successor. Notwithstanding anything in this Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act and to eligible persons with respect to whom the Company does not wish to comply with Section 162(m) of the Code.

     (b) The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Bonus, a right to purchase restricted stock, a Stock Appreciation Right, another stock-based award or a combination of the foregoing; the provisions

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     of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which Stock Awards shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Stock Award Agreement fully effective.

          (iii) To amend any Stock Award.

          (iv) Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and which are not in conflict with the provisions of the Plan.

4.  SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 15 hereof relating to adjustments upon Changes in Stock, the number of shares of stock that may be issued pursuant to Stock Awards under the Plan shall be equal to 1,850,000 shares of Company Common Stock (which reflects the stock split effected by means of a stock dividend on December 15, 1999). If any Stock Award shall for any reason expire or otherwise terminate without having been exercised in full, the Company Common Stock not purchased shall again become available for issuance under the Plan. Notwithstanding the foregoing, shares of Company Common Stock subject to Stock Appreciation Rights exercised in accordance with Section 8 hereof shall not be available for subsequent issuance under the Plan.

     (b) The Company Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to Section 4(a) hereof, no more than two hundred thousand (200,000) shares of Company Common Stock may be subject to Stock Bonus or restricted stock purchase.

5.  ELIGIBILITY.

     (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Other Stock Awards may be granted to Employees, Directors or Consultants, provided, however, that Stock Awards may be granted to Non-Employee Directors only as provided in Section 7(a).

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) Company Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such Company Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) No person shall be eligible to be granted Stock Awards covering more than two hundred thousand (200,000) shares of Company Common Stock in any Plan Year.

6.  OPTION PROVISIONS.

     Each Option Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions except as otherwise specifically provided elsewhere in the Plan:

          (a) Term.  No Option shall be exercisable after the expiration of ten
     (10) years from the date it was granted.

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          (b) Price.  Subject to subsection 5(b) hereof, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company Common Stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be set by the Committee at the time each Option is granted.

          (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised, or
     (ii) at the discretion of the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other Common Stock of the Company owned by the Optionee for a period of at least six months, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d) hereof, or
     (C) in any other form of legal consideration that may be acceptable to the Committee on terms determined by the Committee.

          In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferable to the extent specified in the Option Agreement, in which case the Option may be transferred upon such terms and conditions as are set forth in the Option Agreement, as the Committee shall determine in its sole discretion, including (without limitation) pursuant to a "domestic relations order" within the meaning of such rules, regulations or interpretation of the Securities and Exchange Commission as are applicable for purposes of Section 16 of the Exchange Act, or to family members, or to trusts or other entities maintained for the benefit of family members. Notwithstanding the foregoing, the person to whom an Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

          (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

          (f) Termination of Employment or Relationship as A Consultant. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time ending on the earlier of (i) the date three (3) months after termination of the Optionee's Continuous Status as an Employee or Consultant (or such longer (but only in the case of a Nonstatutory Stock Option) or shorter period of time specified in the Option Agreement), or
     (ii) the expiration of the Option's term, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the

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     Plan. If, after termination, the Optionee does not exercise his or her
     Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

          (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period of time as specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

          (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the Option upon the Optionee's death pursuant to subsection 6(d) hereof, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

          (i) Early Exercise. The Option Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. If such a provision is included in an Option Agreement, the Option Agreement shall also contain provisions establishing a vesting schedule for the purchased shares and a right of the Company to repurchase any unvested shares or, as a condition to the exercise of the relevant Option, requiring the Optionee to enter into an agreement with the Company establishing such vesting and such rights.

          (j) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any required minimum federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

          (k) Re-Load Options. Without in any way limiting the authority of the Committee to make or not to make grants of Options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Company Common Stock in accordance with the Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option, (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Company Common Stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(c) hereof), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair

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     Market Value of the Company Common Stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

     Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Committee may designate at the time of the grant of the original Option, provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 13(d) hereof and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) hereof and shall be subject to such other terms and conditions as the Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of the Options.

7.  OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

     (a) Each Non-Employee Director elected or appointed to the Board at the time of an annual meeting of stockholders or special meeting in lieu thereof, including Non-Employee Directors elected to the Board at the meeting of the Company's stockholders at which this amended and restated Plan is approved (the "Approval Meeting"), upon first being so elected or appointed, shall automatically be granted a Nonstatutory Stock Option to purchase 27,000 shares of Company Common Stock.

     (b) Notwithstanding the preceding section 7(a), in the event that a Non-Employee Director is first elected or appointed to the Board at any time other than at an annual meeting of stockholders or special meeting in lieu thereof, such Non-Employee Director upon first being so elected or appointed shall automatically be granted a Nonstatutory Stock Option for a number of shares of Company Common Stock equal to the sum of (i) 18,000 plus (ii) 9,000 multiplied by N/365 where "N" is the number of days remaining between the date of such election or appointment of such Non-Employee Director and the first anniversary of the date of the Company's most recent annual meeting of stockholders or special meeting in lieu thereof. The shares purchasable pursuant to Section 7(b)(ii) above are referred to as the "Prorated Shares". Each option granted under Section 7(a) or Section 7(b) is referred to herein as an "Initial Option".

     (c) Each Non-Employee Director shall be eligible to receive an additional Nonstatutory Stock Option to purchase 27,000 shares of Company Common Stock (each an "Additional Option") as follows: (i) each Class II and Class III Non-Employee Director in office on the date of the Approval Meeting shall automatically be granted an Additional Option and (ii) upon the Final Vesting Date, as defined below, of any Initial Option or Additional Option held by a Non-Employee Director whose term in office will continue after such Final Vesting Date, or who has been nominated by the Board of Directors for election to a term that will continue after such date, such Non-Employee Director shall automatically be granted an Additional Option.

     (d) Each Initial Option and each Additional Option shall have an exercise price equal to the Fair Market Value of the Common Stock on the date of grant. All Options granted under this Section 7 shall vest in three equal installments immediately before each of the first three annual meetings of stockholders or special meetings in lieu thereof following the date of grant of such Initial Option or Additional Option, as the case may be, provided in each case that at such time the Non-Employee Director is then in office as a director. Notwithstanding the preceding sentence, with respect to an Initial Option granted under Section 7(b) the option shall vest as to the Prorated Shares immediately before the first annual meeting of stockholders or special meeting in lieu thereof following the date of grant of such Initial Option and as to the remaining 18,000 shares in two equal installments immediately before each of the second and third annual meetings of stockholders or special meetings in lieu thereof following the date of grant of such Initial Option, provided that in each case at such time the Non-Employee Director is then in office as a director. The date on which the last such installment of any option granted under this Section 7 vests is herein referred to as its "Final Vesting Date." All options granted under this Section 7 shall expire on the date which is five years from the date of grant.

     (e) The Committee shall adopt such provisions, in its sole discretion, as to the time, any limitations or restrictions and the manner of the exercise or vesting of Nonstatutory Stock Options granted under this Section 7 in respect of the matters set forth under the provisions of Subsections 6(d), (j) and (k) hereof.

8.  TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

     Each Stock Bonus or restricted stock purchase agreement related to a Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Stock Bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each Stock Bonus or restricted stock purchase agreement shall include (through incorporation of provisions herein by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

          (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Committee may determine that eligible participants in the Plan may be granted a Stock Award pursuant to a Stock Bonus agreement in consideration for past services actually rendered to the Company for its benefit.

          (b) Transferability. Except as otherwise provided elsewhere in the Plan, no rights under a Stock Bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the rights are granted only by such person. The person to whom the Stock Award is granted, may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of such person, shall thereafter be entitled to exercise the rights held by such person under the Stock Bonus or restricted stock purchase agreement.

          (c) Consideration. The purchase price of stock acquired pursuant to a Stock Award in the form of a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion; including delivery of a promissory note of the Optionee to the Company on terms determined by the Committee. Notwithstanding the foregoing, the Committee may grant a Stock Award pursuant to a Stock Bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

          (d) Vesting. Shares of Company Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee.

          (e) Termination of Employment or Relationship as a Consultant. In the event a Participant's Continuous Status as an Employee or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Company Common Stock held by that person which have not vested as of the date of termination under the terms of the Stock Bonus or restricted stock purchase agreement between the Company and such person.

9.  STOCK APPRECIATION RIGHTS.

     (a) The Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights to Employees or Consultants to the Company or its Affiliates under the Plan. Each such right shall entitle the holder to a distribution based on the appreciation in the Fair Market Value per share of a designated amount of Company Common Stock.

     (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

          (i) Tandem Stock Appreciation Rights. Tandem Rights will be granted appurtenant to an Option and will require the holder to elect between the exercise of the underlying Option for shares of Company Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution equal to the excess of (A) the Fair Market Value (on the date of Option surrender) of vested shares of Company Common Stock purchasable under the surrendered Option over (B) the aggregate exercise price payable for such shares.

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

          (ii) Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of Company Common Stock subject to the underlying Option and will be exercised automatically at the same time the Option is exercised for those shares. The appreciation distribution to which the holder of such concurrent right shall be entitled upon exercise of the underlying Option shall be in an amount equal to such portion as shall be determined by the Board or the Committee at the time of grant of the excess of (A) the aggregate Fair Market Value (at date of exercise) of the vested shares purchased under the underlying Option with such concurrent rights over (B) the aggregate exercise price paid for those shares.

          (iii) Independent Stock Appreciation Rights. Independent Rights may be granted independently of any Option and will entitle the holder upon exercise to an appreciation distribution equal in amount to the excess of
     (A) the aggregate Fair Market Value (at date of exercise) of a number of shares of Company Common Stock equal to the number of vested share equivalents exercised at such time (as described in subsection 8(c)(iii)) hereof over (B) the aggregate Fair Market Value of such number of shares of Company Common Stock at the date of grant.

     (c) The terms and conditions applicable to each Tandem Right, Concurrent Right and Independent Right shall be as follows:

          (i)  TANDEM RIGHTS:

             A. Tandem Rights may be tied to either Incentive Stock Options or Nonstatutory Stock Options. Each such right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option to which it pertains. If Tandem Rights are granted appurtenant to an Incentive Stock Option, they shall satisfy any applicable Treasury Regulations so as not to disqualify such Option as an Incentive Stock Option under the Code.

             B. The appreciation distribution payable on the exercised Tandem Right shall be in cash in an amount equal to the excess of (i) the Fair Market Value (on the date of the Option surrender) of the number of shares of Company Common Stock covered by that portion of the surrendered Option in which the Optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

          (ii)  CONCURRENT RIGHTS:

             A. Concurrent Rights may be tied to any or all of the shares of Company Common Stock subject to any Incentive Stock Option or Nonstatutory Stock Option grant made under the Plan. A Concurrent Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular option grant to which it pertains.

             B. A Concurrent Right shall be automatically exercised at the same time as the underlying Option is exercised with respect to the particular shares of Company Common Stock to which the Concurrent Right pertains.

             C. The appreciation distribution payable on an exercised Concurrent Right shall be in cash in an amount equal to such portion as shall be determined by the Board or the Committee at the time of grant of the excess of (i) the aggregate Fair Market Value (on the date the Option is exercised) of the vested shares of Company Common Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

          (iii)  INDEPENDENT RIGHTS:

             A. Independent Rights shall, except as specifically set forth below, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6 hereof. They shall be denominated in share equivalents.

             B. The appreciation distribution payable on the exercised Independent Right shall be in cash in an amount equal to the excess of
        (I) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company Common Stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (II) the aggregate Fair
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

        Market Value (on the date of the grant of the Independent Right) of such number of shares of Company Common Stock.

          (iv) TERMS APPLICABLE TO TANDEM RIGHTS, CONCURRENT RIGHTS AND INDEPENDENT RIGHTS:

             A. To exercise any outstanding Tandem, Concurrent or Independent Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the instrument evidencing such right.

             B. If a Tandem, Concurrent, or Independent Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), then the instrument of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3.

             C. Except as otherwise provided in this Section 9, no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of Tandem, Concurrent or Independent Rights.

10.  OTHER STOCK-BASED AWARDS.

     The Committee shall have the right to grant other Awards based upon Company Common Stock having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions and grant of securities convertible into Company Common Stock.

11.  CANCELLATION AND RE-GRANT OF OPTIONS.

     (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options and/or Stock Appreciation Rights, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Company Common Stock, but having an exercise price per share not less than eighty five percent (85%) of the Fair Market Value (one hundred percent (100%)) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of an Incentive Stock Option granted to a 10% stockholder (as described in subsection 5(c) hereof, not less than one hundred ten percent (110%) of the Fair Market Value) per share of Company Common Stock on the new grant date.

     (b) Shares of Company Common Stock subject to an Option or Stock Appreciation Right canceled under this Section 11 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted to a person pursuant to subsection 5(c) hereof. The repricing of an Option and/or Stock Appreciation Right under this Section 11, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted to a person pursuant to subsection 5(c) hereof. The provisions of this subsection 11(b) shall be applicable only to the extent required by Section 162(m) of the Code.

12.  COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Company Common Stock required to satisfy such Stock Awards up to the number of shares of Company Common Stock authorized under the Plan.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Company Common Stock under the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the

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

Securities Act or any securities law of any state either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. The Company shall not be required to sell or issue any shares under any Stock Award if the issuance of such shares shall constitute a violation by the holder of the Stock Award or by the Company of any provision of any law or regulation of any governmental authority. In the event the shares of Company Common Stock issuable on exercise of Stock Award are not registered under the Securities Act, the Company may imprint upon any certificate representing shares so issued any legend which counsel for the Company considers necessary or advisable to comply with the Securities Act and with applicable state securities laws. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares.

13.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Company Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

14.  MISCELLANEOUS.

     (a) The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) hereof shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Common Stock subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee, with or without cause.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Company Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

15.  ADJUSTMENTS UPON CHANGE IN STOCK.

     In the event of any Change in Stock, the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) hereof and the maximum number of shares subject to Options and Stock Awards pursuant to subsection 5(c) hereof, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Committee, the determination of which shall be final, binding and conclusive.

16.  VESTING AND PAYMENT UPON CHANGE IN CONTROL.

     (a) After a merger of one or more corporations with or into the Company or after a consolidation of the Company and one or more corporations in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive in lieu of the shares of Company Common Stock as to which such Option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without

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

limitation, shares of stock or other securities of another corporation or Company Common Stock) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Company Common Stock equal to the number of shares for which such Option shall be so exercised.

     (b) Upon and following the occurrence of a Change of Control, the time for exercise of each unvested installment of any then outstanding Option or Stock Appreciation Right shall be accelerated, so that:

          (i) immediately upon such Change of Control, if the holder or optionee is then an employee or consultant of the Company, twenty-five percent (25%) of any such unvested installment shall be exercisable;

          (ii) on the date that is nine months after such Change in Control, if the holder or optionee is then an employee or consultant of the Company, one third (33 1/3%) of any installment of such Option or Stock Appreciation Right that has not yet vested in accordance with its original terms or by virtue of this Section 16 shall become exercisable;

          (iii) on the date that is eighteen months after such Change in Control, if the holder or optionee is then an employee or consultant of the Company, fifty percent (50%) of any installment of such Option or Stock Appreciation Right that has not yet vested in accordance with its original terms or by virtue of this Section 16 shall become exercisable; and

          (iv) on the second anniversary of such Change in Control, if the holder or optionee is then an employee or consultant of the Company, any remaining installment of such Option or Stock Appreciation Right that has not yet vested in accordance with its original terms or by virtue of this
     Section 16 shall become exercisable.

     The foregoing clauses (i) through (iv) are intended to provide for vesting that is in addition to, and not in lieu of, the vesting schedule originally provided in any Option or Stock Appreciation Right outstanding at the time of a Change in Control, and, except to the extent accelerated by such clauses, each such Option or Stock Appreciation Right shall continue to vest in accordance with its original terms.

     (c) Upon the occurrence of a Change of Control, the restrictions and conditions contained in any Stock Bonus granted to a then current Employee or Consultant or restricted stock purchase agreement related to a Stock Award to which a then current Employee or Consultant is a party shall automatically be appropriately modified so that under the terms thereof additional shares of Company Common Stock vest in a manner essentially equivalent to the additional vesting provided for in Section 16(b) for Options and Stock Appreciation Rights. The determination of the Committee as to such modifications shall be final, binding and conclusive.

     The foregoing subparagraph (c) is intended to provide for vesting that is in addition to, and not in lieu of, the vesting schedule originally provided in any Stock Bonus or restricted stock purchase agreement related to a Stock Award outstanding at the time of a Change in Control, and, except to the extent accelerated by such clauses, each such Stock Bonus or restricted stock purchase agreement related to a Stock Award shall continue to vest in accordance with its original terms.

     (d) If the Company is merged with or into or consolidated with another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan, then either in such event:

          (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of the shares of Company Common Stock as to which such Option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or common stock) to which such holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, such holder had been the holder of a number of shares of Company Common Stock equal to the number of shares as to which such Option shall be so exercised; or

          (ii) the Committee may accelerate the time for exercise of some or all unexercised and unexpired Options or Stock Appreciation Rights so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee such accelerated Options or Stock Appreciation Rights shall be exercisable in full.

     (e) If, within two years following a Change in Control, the employment of any Optionee who immediately prior to such Change in Control was employed by the Company as an Officer (each such Optionee being hereafter referred to as a "Designated Executive") shall be terminated by the Company other than for cause, or shall be terminated by the Designated Executive for Good Reason, then in such event all unvested Options, Stock Appreciation Rights, Stock Bonuses and other Stock Awards held by such Designated Executive at the date of such termination shall thereupon immediately become exercisable in full. For purposes of this paragraph, "Good Reason" for termination by a Designated Executive of his employment shall be deemed to have existed only if (i) within two years after a Change in Control, the Company, or any successor entity then employing the Designated Executive, shall materially diminish the responsibilities and authority of the Designated Executive or, shall materially reduce the rate of compensation of the Designated Executive (including by way of a change in the method of determining the eligibility of such Designated Executive to earn bonus or incentive compensation), in either case as compared with his responsibilities and authority or rate of compensation, as the case may be, in effect immediately prior to such Change in Control, and (ii) within thirty (30) days following such diminution or reduction the Designated Executive shall resign from his employment by the Company or such successor entity.

     (f) If, within two years following a Change in Control, a Non-Employee Director is terminated or resigns from the Board of Directors for Good Reason, then in such event all unvested Options held by such Non-Employee Director at the date of such termination or resignation shall thereupon immediately become exercisable in full. For purposes of this paragraph, "Good Reason" for resignation by a Non-Employee Director shall be deemed to have existed only if
(i) within two years after a Change in Control, the Company, or any successor entity, shall materially diminish the responsibilities and authority of the Non-Employee Director or shall materially reduce the rate of compensation of the Non-Employee Director, in either case as compared with his responsibilities and authority or rate of compensation, as the case may be, in effect immediately prior to such Change in Control, and (ii) within thirty (30) days following such diminution or reduction the Non-Employee Director shall resign from his position as a Director.

17.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 hereof relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3, or the listing or eligibility for quotation requirements of the Nasdaq National Market or any similar organization or of any national securities exchange upon which shares of Company Common Stock are listed or eligible for trading.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

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

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (e) The Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights and obligations under any Stock Award shall not be altered or impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

18.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 4, 2009. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with consent of the person to whom the Stock Award was granted.

19.  LOCK-UP AGREEMENT.

     The Committee may in its discretion specify upon granting an Option that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Optionee shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Optionee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be.

20.  GOVERNING LAW.

     The provisions of the Plan and all Stock Awards made hereunder shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of law principles thereof.

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